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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-81247) pertaining to the SalesLogix Corporation 1996 Equity Incentive Plan, SalesLogix Corporation 1999 Non-Employee Director Stock Option Plan and SalesLogix Corporation 1999 Employee Stock Purchase Plan of our report dated February 25, 2000, with respect to the statements of assets acquired and liabilities assumed of the ACT! Product Line of Symantec Corporation as of December 31, 1999 and March 31, 1999, and the related statements of net revenues and direct expenses for years ended March 31, 1999 and 1998 and the nine month period ended December 31, 1999, included in the Current Report on Form 8-K/A of SalesLogix Corporation dated March 13, 2000.

                                             /s/ ERNST & YOUNG LLP


San Jose, California
March 10, 2000


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